Exhibit 7.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  April 8, 2011

STERLING HOLDCO INC.

By:	/s/ Julie Richardson
Name: Julie G. Richardson
Title: President

STERLING PARENT INC.

By:	/s/ Julie Richardson
Name: Julie G. Richardson
Title: President

STERLING MERGER INC.

By:	/s/ Julie Richardson
Name: Julie G. Richardson
Title: President

PROVIDENCE EQUITY PARTNERS VI L.P.

By:	Providence Equity GP VI L.P., its sole general partner
By:	Providence Equity Partners VI L.L.C., its sole general partner

By:	/s/ Paul Salem
Name: Paul J. Salem
Title: Senior Managing Director

PROVIDENCE EQUITY PARTNERS VI-A L.P.

By:	Providence Equity GP VI L.P., its sole general partner
By:	Providence Equity Partners VI L.L.C., its sole general partner

By:	/s/ Paul Salem
Name: Paul J. Salem
Title: Senior Managing Director

PROVIDENCE EQUITY GP VI L.P.

By:	Providence Equity Partners VI L.L.C., its sole general partner

By:	/s/ Paul Salem
Name: Paul J. Salem
Title: Senior Managing Director

PROVIDENCE EQUITY PARTNERS VI L.L.C.

By:	/s/ Paul Salem
Name: Paul J. Salem
Title: Senior Managing Director